                                                                     EXHIBIT 4.3

                             FORM OF GLOBAL WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                               KOMAG, INCORPORATED

                             A DELAWARE CORPORATION


        THIS WARRANT (THIS "WARRANT") HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES," AND TOGETHER WITH THIS WARRANT, THE "SECURITIES") WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED (THE "BANKRUPTCY CODE"). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO KOMAG, INCORPORATED AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS WARRANT.


        WARRANT NO.: W-(NO WARRANT)                                JUNE 30, 2002
        CUSIP NO. 500453 13 9                               SAN JOSE, CALIFORNIA

        THIS CERTIFIES THAT, CEDE & CO., or its registered assigns (the "Holder"), is the registered owner of the number of Warrants set forth on Schedule A hereto, and is entitled to subscribe for and purchase from KOMAG, INCORPORATED, a Delaware corporation (the "Company"), (Warrants) fully paid and nonassessable shares (as adjusted pursuant to SectioN 2 hereof) (the "Warrant Shares") of Common Stock of the Company (the "Common Stock") at the purchase price of nine dollars ($9.00) share (as adjusted pursuant to Section 2 hereof) (the "Exercise Price"), upon the terms and subject to the conditions set forth herein and in the Warrant Agreement between the Company and Wells Fargo Bank Minnesota, N.A. as Warrant Agent, dated June 30, 2002, which is hereby incorporated by reference in and made part of this
Warrant:

        1. Exercise Rights.

               (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder at any time during the term hereof, in whole or in part, by surrender of this Warrant and delivery of a completed and duly executed Notice of Cash Exercise, in the form attached as Exhibit A hereto, accompanied by payment to the Company of an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares to be purchased by the Holder in connection with such cash exercise of this Warrant, which amount may be paid, at the election of the Holder, by wire transfer or delivery of a certified check payable to the order of the Company to the principal offices of the Company.

               (b) Net Issue Exercise.

                      (i) In lieu of exercising the purchase rights represented
               by this Warrant on a cash basis pursuant to Section 1(a) hereof, the Holder may elect to exercise such rights represented by this Warrant at any time during the term hereof, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such net-issue exercise) at the time of any such net-issue exercise, by delivery to the principal offices of the Company of this Warrant and a completed and duly executed Notice of Net-Issue Exercise, in the form attached as Exhibit B hereto, properly marked to indicate (A) the number of Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, (B) the number of Warrant Shares with respect to which the Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, and (C) the number of Warrant Shares which remain subject to the Warrant after such net-issue exercise, if any (each as determined in accordance with Section 1(b)(ii) hereof).

                      (ii) In the event that the Holder shall elect to exercise
               the rights represented by this Warrant in whole or in part on a net-issue basis pursuant to this Section 1(b), the Company shall issue to the Holder the number of Warrant Shares determined in accordance with the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

                      X    =    the number of Warrant Shares to be issued to
                                the Holder in connection with such net-issue exercise.

                      Y    =    the number of Warrant Shares to be
                                surrendered, up to the number of Warrant
                                Shares subject to this Warrant.

                      A    =    the Fair Market Value of one share of Common
                                Stock.

                      B    =    the Exercise Price in effect as of the date
                                of such net-issue exercise (as adjusted
                                pursuant to Section 2 hereof).

               (c) Fair Market Value. For purposes of this Section 1, the "Fair Market Value" of the Common Stock shall have the following meanings:

                      (i) If the Common Stock is not listed for trading on a
               national securities exchange or admitted for trading on a national market system, then the Fair Market Value of Common Stock shall be deemed to be the fair market value of Common Stock as determined in good faith from time to time by the Board of Directors of the Company (the "Board of Directors") as at the Determination Date (as defined below), and receipt and acknowledgment of this Warrant by the Holder shall be deemed to be an acknowledgment and acceptance of any such determination of the fair market value of Common Stock by the Board of Directors as the final and binding determination of such Fair Market Value for purposes of this Warrant.

                      (ii) If the Common Stock is listed for trading on a
               national securities exchange or admitted for trading on a national market system, then the Fair Market Value of Common Stock shall be deemed to be the closing price quoted on the principal securities exchange on which the Common Stock is listed for trading, or if not so listed, the average of the closing bid and asked prices for Common Stock quoted on the national market system on which Common Stock is admitted for trading, each as published in the Western Edition of The Wall Street Journal, in each case for the ten trading days prior to the Determination Date. The "Determination Date" of Fair Market Value shall be the date indicated on the Notice of Net Issue Exercise; provided, however, that if the Company does not receive the Notice of Net Issue Exercise within five (5) business days of the date indicted thereon, the Determination Date shall be the date the Company receives the Notice of Net Issue Exercise.

               (d) Certain Distributions. The Company shall provide the Holder with prior written notice of any Distribution (as defined below) to be made by the Company after the date hereof and prior to the expiration of this Warrant. Such notice shall be delivered to the Holder not less than twenty (20) days prior to the record date for determining stockholders entitled to receive the Distribution. "Distribution" shall mean a distribution by the Company to all holders of its shares of Common Stock (i) evidences of indebtedness of the Company to its stockholders, (ii) assets (excluding cash distributions made as a dividend payable out of the lesser of the undistributed earnings for the fiscal year during which the dividend is declared and the retained earnings of the Company) or (iii) rights to subscribe to shares of Common Stock; provided, however, that the foregoing shall not apply to any stockholder rights plan of the Company.

               (e) Fractional Shares. Upon the exercise of the rights represented by this Warrant, the Company shall not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company shall pay to the Holder an amount in cash equal to the Fair Market Value per share of Common Stock immediately prior to such exercise multiplied by such fraction (rounded to the nearest cent).

               (f) Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earliest to occur of (i) three (3) years from the date of effectiveness of the Further Modified First Amended Plan of Reorganization of the Company dated May 7, 2002, (ii) the consummation of any transaction or series of transactions, including without limitation, the merger of the Company with or into, or consolidation with, any other entity, whereby the holders of the Company's voting securities prior to such transaction do not hold more than 50% of the voting securities of the surviving entity following consummation of the transaction, or (iii) the transfer or disposition of all or substantially all of the assets of the Company. The Company shall provide the Holder twenty (20) days prior written notice in advance of
        (A) the record date for determining stockholders entitled to receive the consideration paid to the Company stockholders in any transaction contemplated by clause (ii), and (B) the consummation of any transaction contemplated by clause (iii) of this subparagraph (g).

               (g) Record Ownership of Warrant Shares. The Warrant Shares shall be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares shall be issuable upon the exercise of the rights represented by this Warrant (as indicated in the appropriate Notice of Exercise) shall be deemed to have become the holder of record of (and shall be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on the date or dates upon which the rights represented by this Warrant are exercised in accordance with the terms hereof.

               (h) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased pursuant hereto shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

               (i) Issue Taxes. The issuance of certificates for shares of Common Stock upon the exercise of the rights represented by this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of the Warrant.

        2. Adjustment Rights.

               (a) Right to Adjustment. The number of Warrant Shares purchasable upon the exercise of the rights represented by this Warrant, and the Exercise Price therefor, shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                      (i) Reclassifications. In the event of a reclassification
               of the Common Stock other than by stock split, subdivision, consolidation or combination thereof, the Company shall execute a new Warrant the terms of which provide that the holder of this Warrant shall have the right to exercise the rights represented by such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price then in effect, in lieu of the shares of Common Stock theretofore issuable upon exercise of the rights represented by this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which are as equivalent as practicable to the adjustments provided for in this Section 2. The provisions of this Section 2(a)(i) shall apply with equal force and effect to all successive reclassifications of the Common Stock.

                      (ii) Stock Splits, Dividends, Combinations and
               Consolidations. In the event of a stock split, stock dividend or subdivision of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such stock split, stock dividend or subdivision shall be proportionately increased and the Exercise Price then in effect shall be proportionately decreased, effective at the close of business on the date of such stock split, stock dividend or subdivision, as the case may be. In the event of a reverse stock split, consolidation, combination or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such reverse stock split, consolidation, combination or other similar event shall be proportionately decreased and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such reverse stock split, consolidation, combination or other similar event, as the case may be.

               (b) Adjustment Notices. Upon any adjustment of the Exercise Price, and any increase or decrease in the number of Warrant Shares subject to this Warrant, in accordance with this Section 2, the Company, within 60 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares subject to this Warrant, setting forth in reasonable detail the method of calculation of each such adjustment.

        3. Transfer of Warrant. This Warrant and the rights represented hereby may only be transferred in accordance with the conditions set forth in this
Section 3. In order to effect any transfer of all or a portion of this Warrant or the Warrant Shares, the Holder hereof shall deliver to the Company a completed and duly executed Notice of Transfer, in the form attached as Exhibit C hereto. No partial transfer of this Warrant will be permitted unless such transfer covers at least 50,000 of the aggregate Warrant Shares subject to this Warrant.

        4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

               (a) Valid Execution. This Warrant has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

               (b) Authorization. The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company upon the exercise of the rights represented by this Warrant and, when issued upon the exercise of such rights in accordance with the terms and conditions hereof, the Warrant Shares shall be (i) duly authorized and validly issued, fully paid and nonassessable shares of Common Stock, (ii) free from all preemptive rights, rights of first refusal or first offer, taxes, liens, charges or other encumbrances with respect to the issuance thereof by the Company, and (iii) free of any restrictions on the transfer thereof other than restrictions on transfer under applicable federal and state securities laws and federal bankruptcy laws. At all times during the term hereof, the Company shall have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

               (c) No Conflict. The due execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon the exercise of the rights represented by this Warrant in accordance with the terms hereof shall not, conflict with the Articles of Incorporation or Bylaws of the Company, each as amended to the date of issuance hereof.

        5. No Stockholder Rights. The Holder of this Warrant (and any transferee hereof) shall not be entitled to vote on matters submitted for the approval or consent of the stockholders of the Company or to receive dividends declared on or in respect of shares of Common Stock, or otherwise be deemed to be the holder of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of the rights represented hereby for any purpose, nor shall anything contained herein be construed to confer upon the Holder (or any transferee hereof) any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the stockholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares issuable upon the exercise of the rights represented hereby shall have become deliverable as provided herein.

        6. Miscellaneous.

               (a) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by the internal laws of the State of California as applied to agreements made and performed in California by residents of California.

               (b) Successors and Assigns. Subject to the restrictions on transfer described in Section 3, the rights and obligations of the Company and Holder of this Warrant and the Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

               (c) Waiver and Amendment. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Holder.

               (d) Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, or delivered by personal delivery at the respective addresses of the parties as set forth in this Section 6 or on the register maintained by the Company. Notices to the Holder shall be directed to it at its address on the signature page hereof; and notices to the Company shall be directed to it at its address at Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131; Attn:
        Chief Financial Officer, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. Any party hereto may by notice so given change its address for future notice hereunder. Except as otherwise specifically provided herein, notice shall conclusively be deemed to have been given when received.

               (e) Severability. In case any provision of this Note is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               (f) Further Assurances; No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. The Company shall at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant in any matter which interferes with a timely exercise of such rights. The Company shall not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith seek to carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant against impairment.

               (g) Lost Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

                                        KOMAG, INCORPORATED
                                        a Delaware Corporation

                                        By:_________________________________

                                        Title:______________________________


Countersigned:

WELLS FARGO BANK MINNESOTA, N.A.
as Warrant Agent

By:_____________________________
        Authorized Officer

                                    EXHIBIT A

                             NOTICE OF CASH EXERCISE


TO:  Komag, Incorporated
     1710 Automation Parkway
     San Jose, California  95131
     Attention: Chief Financial Officer


        1. The undersigned hereby elects to purchase ____________ shares of Common Stock of Komag, Incorporated, a Delaware corporation (the "Company"), pursuant to the terms of Warrant No. (No Warrant), issued __________, 2002 to and in the name of (Name), a copy of which is attached hereto (the "Warrant Certificate"), and tenders herewith full payment of the aggregate exercise price for such shares in accordance with the terms of the Warrant Certificate.

        2. Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

        ________________________________________________________________________
                                         (Name)
        ________________________________________________________________________

        ________________________________________________________________________
                                        (Address)


Date:___________________________


                                        By:_____________________________________

                                        (Signature must conform in all respects
                                        to name of the Holder as set forth on
                                        the face of the Warrant)

                                    EXHIBIT B

                          NOTICE OF NET-ISSUE EXERCISE


TO:  Komag, Incorporated
     1710 Automation Parkway
     San Jose, California  95131
     Attention: Chief Financial Officer

        1. The undersigned hereby elects to purchase ___________ shares of Common Stock of Komag, Incorporated, a Delaware corporation (the "Company"), on a net-issue basis pursuant to the terms of Warrant No. (No Warrant), issued ___________, 2002 to and in the name of (Name), a copy of which is attached hereto (the "Warrant Certificate").

        2. Net-Issue Information:

               (a) Number of Shares of Common Stock to be Delivered:____________

               (b) Number of Shares of Common Stock Surrendered:________________

               (c) Number of Shares Remaining Subject to Warrant:_______________

        3. Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

        ________________________________________________________________________
                                         (Name)
        ________________________________________________________________________

        ________________________________________________________________________
                                        (Address)


Date:________________________

                                        By:_____________________________________

                                        (Signature must conform in all respects
                                        to name of the Holder as set forth on
                                        the face of the Warrant)

                                    EXHIBIT C

                               NOTICE OF TRANSFER


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________ the right represented by Warrant No. (_______), issued on __________, 2002 to and in the name of ___________________, to purchase shares of Common Stock of Komag, Incorporated, a Delaware corporation (the "Company"), a copy of which is attached hereto (the "Warrant Certificate").

        The undersigned requests Wells Fargo Bank Minnesota, N.A., the Warrant Agent, by written order to exchange or register the transfer of a Warrant or Warrants.


Date:___________________________

                                        By:_____________________________________

                                        (Signature must conform in all respects
                                        to name of the Holder as set forth on
                                        the face of the Warrant)

                                        ________________________________________

                                        ________________________________________
                                                       (Address)

Signature(s) Guaranteed


By _________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURES
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17 Ad-15

                          SCHEDULE A TO GLOBAL WARRANT

        The initial number of Warrant Shares underlying this Global Warrant is 1,000,000. The following decreases in the number of Warrants represented by this Global Warrant have been made as a result of the exercise of certain Warrants represented by this Global Warrant:

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                                                        TOTAL NUMBER OF
                                                     WARRANTS REPRESENTED
   DATE OF EXERCISE OF       NUMBER OF WARRANTS      HEREBY FOLLOWING SUCH      NOTATION MADE BY
        WARRANTS                  EXERCISED                EXERCISE               WARRANT AGENT
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

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